SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

                     PURSUANT TO SECTION 12(b) OR (g) OF THE

                         SECURITIES EXCHANGE ACT OF 1934

                            STRUCTURED PRODUCTS CORP.

             (Exact name of registrant as specified in its charter)


                Delaware                                  13-3692801
--------------------------------------------------------------------------------
(State of incorporation or organization)       (IRS Employer Identification No.)

          388 Greenwich Street
           New York, New York                               10013
------------------------------------------  ------------------------------------
(Address of principal executive offices)                   (Zip Code)

If this form relates to the registration of a class of securities pursuant to
Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A. (c), please check the following box. X

If this form relates to the registration of a class of securities pursuant to
Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A. (d), please check the following box.


        Securities to be registered pursuant to Section 12(b) of the Act:

            Title of Each Class                   Name of Each Exchange on Which
            to be so Registered                   Each Class is to be Registered
            -------------------                   ------------------------------

 27,000 TIERS(R) Inflation-Linked Trust
Certificates, Series WYE 2004-21, with a
    principal amount of $27,000,000
          (the "Certificates")                        New York Stock Exchange
--------------------------------------------------------------------------------

       Securities to be registered pursuant to Section 12(g) of the Act:

                                      NONE

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


Item 1.   DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

          The description of the Certificates to be registered hereunder is set forth under the captions entitled: "Summary"; "Risk Factors"; "Description of the Certificates"; "Certain ERISA Considerations"; and "Certain Federal Income Tax Considerations" in Registrant's Prospectus Supplement dated April 7, 2004, and "Risk Factors" and "Description of Certificates" in Registrant's Prospectus, dated July 28, 2003, which description is incorporated herein by reference.

Item 2.   EXHIBITS.

          1. Certificate of Incorporation of Structured Products Corp. is set forth as Exhibit 3.1 to the Registration Statement on Form S-3 and is incorporated herein by reference.

          2. By-laws, as amended, of Structured Products Corp. are set forth as Exhibit 3.2 to the Registration Statement and are incorporated herein by reference.

          3. Form of Trust Agreement is set forth as Exhibit 4.3 to the Registration Statement and is incorporated herein by reference.

          4. The Prospectus Supplement dated April 7, 2004 which was filed with the Securities and Exchange Commission on or about April 8, 2004, pursuant to Rule 424(b)(5) under the Securities Act of 1933, as amended, and is incorporated herein by reference.

          5. The Prospectus dated July 28, 2003 which was filed with the Securities and Exchange Commission on or about April 8, 2004, pursuant to Rule 424(b)(5) under the Securities Act of 1933, as amended, and is incorporated herein by reference.

          6.   Form of Series WYE 2004-21 Supplement, dated as of April 8, 2004.


                    Balance of page left intentionally blank

                                    SIGNATURE

          Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                             STRUCTURED PRODUCTS CORP.

Date:  April 8, 2004
                                             By:   /s/ MARK C. GRAHAM
                                                 -------------------------
                                                   Mark C. Graham
                                                   Authorized Signatory

================================================================================

                                                                       Exhibit 6

                          SERIES WYE 2004-21 SUPPLEMENT




                                     between




                           STRUCTURED PRODUCTS CORP.,
                                  as Depositor




                                       and




                      U.S. BANK TRUST NATIONAL ASSOCIATION,
                     as Trustee and Securities Intermediary




                     TIERS(R) Inflation-Linked Trust 2004-21


================================================================================

                                TABLE OF CONTENTS

                                                                            PAGE

Section 1.     Certain Defined Terms...........................................1

Section 2.     Creation and Declaration of Trust; Sale of Term Assets;
               Acceptance by Trustee...........................................5

Section 3.     Designation.....................................................6

Section 4.     Date of the Certificates........................................6

Section 5.     Certificate Principal Balance and Denominations;
               Additional Term Assets..........................................6

Section 6.     Currency of the Certificates....................................7

Section 7.     Form of Securities..............................................7

Section 8.     Certain Provisions of Base Trust Agreement Not Applicable.......7

Section 9.     Distributions...................................................7

Section 10.    Termination of Trust............................................9

Section 11.    Limitation of Powers and Duties................................10

Section 12.    Compensation of Trustee........................................11

Section 13.    Modification or Amendment......................................12

Section 14.    Accounting.....................................................12

Section 15.    No Investment of Amounts Received on Term Assets...............12

Section 16.    No Event of Default............................................12

Section 17.    Notices........................................................12

Section 18.    Access to Certain Documentation................................13

Section 19.    Advances.......................................................13

Section 20.    Ratification of Agreement......................................13

Section 21.    Counterparts...................................................13

Section 22.    Governing Law..................................................13

Section 23.    Establishment of Certificate Account;
               Trustee's Entitlement Orders...................................14

Section 24.    Certificate of Compliance......................................14

Section 25.    Appointment of Co-Trustee......................................14

Section 26.    Statement of Intent............................................14

Section 27.    Filing of Partnership Returns..................................15

Section 28.    "Financial Assets" Election....................................15

Section 29.    Conflict with Other Agreements.................................15

                             TABLE OF CONTENTS
                                (continued)

                                                                            PAGE

Section 30.    Additional Trustee and Securities Intermediary
               Representations................................................15

Section 31.    Additional Depositor Representations...........................16

Section 32.    Additional Certificateholder Deemed Representations............16

Section 33.    Report to Certificateholders...................................17


Exhibit A  --  Identification of the Term Assets as of Closing Date
Exhibit B  --  Terms of the Certificates as of Closing Date
Exhibit C  --  Form of Certificate

          SERIES WYE 2004-21 SUPPLEMENT, dated as of April 8, 2004 (this "Series Supplement"), between STRUCTURED PRODUCTS CORP., a Delaware corporation, as depositor (the "Depositor"), and U.S. Bank Trust National Association, a national banking association, as trustee (the "Trustee") and as securities intermediary (the "Securities Intermediary").

                              PRELIMINARY STATEMENT

          Pursuant to the Base Trust Agreement, dated as of December 15, 2000 (the "Base Trust Agreement" and, as supplemented pursuant to this Series Supplement, the "Agreement"), between the Depositor and the Trustee, such parties may at any time and from time to time enter into a series supplement supplemental to the Base Trust Agreement for the purpose of creating a trust.
Section 5.13 of the Base Trust Agreement provides that the Depositor may at any time and from time to time direct the Trustee to authenticate and deliver, on behalf of any such trust, a new Series of trust certificates. Each trust certificate of such new Series of trust certificates will represent a fractional undivided beneficial interest in such trust subject to the terms hereof. Certain terms and conditions applicable to each such Series are to be set forth in the related series supplement to the Base Trust Agreement.

          Pursuant to this Series Supplement, the Depositor and the Trustee shall create and establish a new trust to be known as TIERS(R) Inflation-Linked Trust 2004-21, and a new Series of trust certificates to be issued thereby, which certificates shall be known as the TIERS(R) Inflation-Linked Trust Certificates, Series WYE 2004-21, and the Depositor and the Trustee shall herein specify certain terms and conditions in respect thereof.

          The Certificates shall have the terms and provisions set forth herein and on Exhibit B hereto. The Maturity Date for the Certificates is February 1, 2014. On the Closing Date, $27,000,000 aggregate Certificate Principal Balance of Certificates shall be issued.

          On behalf of and pursuant to the authorizing resolutions of the Board of Directors of the Depositor, an authorized officer of the Depositor has authorized the execution, authentication and delivery of the Certificates, and has authorized the Base Trust Agreement and this Series Supplement in accordance with the terms of Section 5.13 of the Base Trust Agreement.

          Section 1. CERTAIN DEFINED TERMS. (a) All terms used in this Series Supplement that are defined in the Base Trust Agreement, either directly or by reference therein, have the meanings assigned to such terms therein, except to the extent such terms are defined or modified in this Series Supplement or the context requires otherwise. The Base Trust Agreement also contains rules as to usage which shall be applicable hereto.

          (b) Pursuant to Article I of the Base Trust Agreement, the meaning of certain defined terms used in the Base Trust Agreement shall, when applied to the trust certificates of a particular Series, be as defined in
Article I but with such additional provisions and modifications as are specified in the related series supplement. With respect to the Certificates, the following definitions shall apply:

          "761 ELECTION": 761 Election shall have the meaning set forth in
Section 26 of this Series Supplement.

          "AGREEMENT": Agreement shall have the meaning specified in the Preliminary Statement to this Series Supplement.

          "BASE TRUST AGREEMENT": Base Trust Agreement shall have the meaning specified in the Preliminary Statement to this Series Supplement.

          "BUSINESS DAY": Any day other than a Saturday, Sunday or a day on which banking institutions in New York, New York are authorized or obligated by law, executive order or governmental decree to be closed.

          "CERTIFICATES": TIERS Inflation-Linked Trust Certificates, Series WYE 2004-21.

          "CERTIFICATE ACCOUNT": With respect to this Series, the Eligible Account, which shall be a securities account, established and maintained by the Securities Intermediary in the Trustee's name, to which the Term Assets and all payments made on or with respect to the Term Assets shall be credited.

          "CERTIFICATEHOLDER" OR "HOLDER": A Holder of a Certificate.

          "CONFIRMATION": The meaning specified in the definition of Swap.

          "CLOSING DATE": April 8, 2004.

          "CORPORATE TRUST OFFICE": U.S. Bank Trust National Association, 100 Wall Street, Suite 1600, New York, New York 10005, Attention: Corporate Trust, or such other corporate trust office as the Trustee shall designate in writing to the Depositor and the Certificateholders.

          "DEPOSITARY": The Depository Trust Company.

          "DISTRIBUTION DATE": Any Scheduled Distribution Date, the Maturity Date or any Swap Termination Date.

          "EXCHANGE ACT": United States Securities Exchange Act of 1934.

          "FIXED PAYMENT": The payment required to be made by the Swap Counterparty under the Swap on each Distribution Date, which will be equal to the Periodic Payment to be made on the Certificates on each Distribution Date.

          "GUARANTEE": The Guarantee dated April 8, 2004 issued by the Guarantor guaranteeing the performance of the Swap Counterparty's obligations under the Swap.

          "GUARANTOR": Citigroup Global Markets Holdings Inc.

          "INDEXED DISTRIBUTION RATE": A per annum rate for each Monthly Interest Period, which will be equal to the greater of (i) 1.85% plus the Inflation Index for that month and (ii) zero.

The Indexed Distribution Rate for the interest payment period from the closing date to May 1, 2004 will be 4.00%.

          "INFLATION INDEX": With respect to each Monthly Interest Period (except as provided below with respect to the first interest payment period, the number calculated on the first day of that interest payment period (a "reset date") equal to:

                               CPI-Ut - CPI-Ut-12
                              --------------------
                                    CPI-Ut-12

where "CPI-Ut" is the non-seasonally adjusted U.S. City Average All Items Consumer Price Index for All Urban Consumers (the "CPI"), as published by the Bureau of Labor Statistics three months prior to the reset date; and "CPI-Ut-12" is the CPI published by the Bureau of Labor Statistics fifteen months prior to the reset date.

          "INITIAL SWAP PAYMENT": $1,870,050.00.

          "INTEREST COLLECTIONS": All payments received by the Trustee in respect of interest and other amounts (other than in respect of principal) on the Term Assets, including without limitation, any interest payable following a step-up in coupon rate under the terms of the Term Assets.

          "MATURITY DATE": February 1, 2014.

          "MONTHLY INTEREST PERIOD": From one Scheduled Distribution Date to the next Scheduled Distribution Date, determined without adjustment if a Scheduled Distribution Date would otherwise fall on a day that is not a Business Day; provided, that, the first Monthly Interest Period will commence on, and include, the Closing Date and the final Monthly Interest Period will end on, but exclude, ..the Maturity Date (or if earlier, the date of redemption of the Certificates or distribution in kind of the Term Assets).

          "MOODY'S": The meaning specified in the definition of Rating Agency.

          "PERIODIC PAYMENT": Equal to interest on the Certificate Principal Balance of the Certificates accruing from the Closing Date at a rate per annum equal to the Indexed Distribution Rate, payable on each Scheduled Distribution Date for the related Monthly Interest Period.

          "PLACE OF DISTRIBUTION": New York, New York.

          "RATING AGENCY": Each of Moody's Investors Service, Inc. ("Moody's"), and Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc. ("S&P"), and any successor to either of the foregoing. References to "the Rating Agency" in the Agreement shall be deemed to be each such credit rating agency.

          "RECORD DATE": With respect to any Distribution Date, the day immediately preceding such Distribution Date.

          "REDEMPTION PRICE": With respect to the Certificates, the Certificate Principal Balance plus the Periodic Payments accrued on such Certificates up to the date of Redemption that remain unpaid (whether or not they would then be due in the absence of a redemption).

          "S&P": The meaning specified in the definition of Rating Agency.

          "SCHEDULE": The meaning specified in the definition of Swap.

          "SCHEDULED DISTRIBUTION DATE": The first day of each month, commencing on May 1, 2004, or if any such day is not a Business Day, then the next succeeding Business Day without any additional payment or adjustment as a result of such delay, except that the final Scheduled Distribution Date shall be February 1, 2014 (or if earlier, the date of redemption of the Certificates or distribution in kind of the Term Assets).

          "SPECIFIED CURRENCY": United States Dollars.

          "SWAP": The ISDA Master Agreement (the "ISDA Master Agreement"), the schedule thereto (the "Schedule") and the confirmation thereunder (the "Confirmation"), each dated as of April 8, 2004, and each between the Swap Counterparty and the Trust.

          "SWAP CALCULATION AGENT": The "Calculation Agent," as defined under the Swap.

          "SWAP COUNTERPARTY": Citigroup Financial Products Inc.

          "SWAP TERMINATION DATE": (i) the Early Termination Date as defined in the Swap or (ii) the termination date of the Swap as a result of a Term Assets Default.

          "TERM ASSETS": As of the Closing Date $27,000,000 5.50% Notes due February 1, 2014 issued by the Term Assets Issuer, sold to the Trustee by the Depositor and identified on Exhibit A hereto. Additional Term Assets may also be sold to the Trustee from time to time pursuant to Section 5 of this Series Supplement.

          "TERM ASSETS DEFAULT": An "Event of Default" as defined in the Indenture for the Term Assets.

          "TERM ASSETS DEFAULT DISTRIBUTION DATE": The date on which the Trustee makes a distribution of the proceeds received in connection with a recovery on the Term Assets or distribution in-kind of the Term Assets, following a Term Assets Default.

          "TERM ASSETS ISSUER": Wyeth.

          "TERM ASSETS PAYMENT DATE": Each date on which the Trustee receives Interest Collections.

          "TERM ASSETS TRUSTEE": The trustee for the Term Assets, if any.

          "TRUST": TIERS(R) Inflation-Linked Trust 2004-21.

          "TRUST ASSETS": (i) The Term Assets, (ii) all payments on or collections in respect of the Term Assets accrued on or after the Closing Date,
(iii) the rights of the Trust under the Swap and the Guarantee, and (iv) all proceeds of the foregoing.

          "TRUST TERMINATION EVENT": (a) the payment in full at maturity or upon early redemption of the Certificates, or (b) the distribution of the Term Assets after a Swap Termination Date as required by Section 9 herein.

          "VOTING RIGHTS": The Certificateholders shall have 100% of the total Voting Rights with respect to the Certificates, which Voting Rights shall be allocated in proportion to the principal balances of the then-outstanding Certificates held by such Certificateholders on any date of determination.

          Section 2. CREATION AND DECLARATION OF TRUST; SALE OF TERM ASSETS; ACCEPTANCE BY TRUSTEE. (a) The Trust, of which the Trustee is the trustee, is hereby created under the laws of the State of New York for the benefit of the holders of the Certificates. The Trust shall be irrevocable.

          (b) The Depositor, concurrently with the execution and delivery hereof and pursuant to Section 2.1 of the Base Trust Agreement, has delivered or caused to be delivered to the Trustee the Term Assets, the Trustee has entered into the Swap on behalf of the Trust, and the Trustee is authorized to carry out its duties thereunder. The Depositor directs the Trustee to enter into and execute the documentation related to the Swap.

          The Depositor does hereby sell, transfer, assign, set over and otherwise convey to the Trustee on behalf and for the benefit of the holders of the Certificates and the Trust, without recourse, the Term Assets. The Trustee shall pay the purchase price for the Term Assets by delivering to, or at the direction of, the Depositor, all of the Certificates on the Closing Date, together with cash in an amount equal to the Initial Swap Payment to be made by the Swap Counterparty to the Trustee (on behalf of the Trust) on the Closing Date pursuant to the terms of the Swap.

          (c) The Trustee hereby (i) acknowledges such sale, deposit and delivery, pursuant to subsection (b) above, and receipt by it of the Term Assets, (ii) acknowledges that it has entered into the Swap referred to in subsection (b) above, (iii) accepts the trusts created hereunder in accordance with the provisions hereof and of the Base Trust Agreement but subject to the Trustee's obligation, as and when the same may arise, to make any payment or other distribution of the assets of the Trust as may be required pursuant to this Series Supplement, the Swap, the Base Trust Agreement and the Certificates, and (iv) agrees to perform the duties herein or therein required and further agrees that any failure to receive reimbursement of expenses and disbursements under Section 12 hereof shall not release the Trustee from its duties herein or therein.

          (d) By purchase of the Certificates, the Certificateholders are deemed to have agreed that the Trustee is holding the Term Assets as security for the Swap Counterparty and the Trustee hereby grants to the Swap Counterparty in order to secure amounts due under the Credit Swap a security interest in (i) the Term Assets, (ii) each securities account in which the Term

Assets are held, and (iii) all proceeds of any of the foregoing other than proceeds that are to be distributed to the Certificateholders in accordance with this Series Supplement.

          Section 3. DESIGNATION. There is hereby created a Series of trust certificates to be issued pursuant to the Base Trust Agreement and this Series Supplement to be known as the "TIERS(R) Inflation-Linked Trust Certificates, Series WYE 2004-21." The Certificates shall be issued in the amount set forth in
Section 5 and with the additional terms set forth in Exhibit B to this Series Supplement. The Certificates shall be issued in substantially the form set forth in Exhibit C to this Series Supplement with such necessary or appropriate changes as shall be approved by the Depositor and the Trustee, such approval to be manifested by the execution and authentication thereof by the Trustee. The Certificates shall evidence undivided ownership interests in the assets of the Trust, subject to the liabilities of the Trust, and shall be payable solely from payments or property received by the Trustee on or in respect of the Trust Assets.

          Section 4. DATE OF THE CERTIFICATES. The Certificates that are authenticated and delivered by the Trustee to or upon Depositor Order on the Closing Date shall be dated the Closing Date. All other Certificates that are authenticated after the Closing Date for any other purpose under the Agreement shall be dated the date of their authentication.

          Section 5. CERTIFICATE PRINCIPAL BALANCE AND DENOMINATIONS; ADDITIONAL TERM ASSETS. On the Closing Date, 27,000 Certificates with an aggregate Certificate Principal Balance of $27,000,000 shall be authenticated and delivered under the Base Trust Agreement and this Series Supplement. The Certificate Principal Balance of the Certificates shall initially equal 100% of the initial principal amount of Term Assets sold to the Trustee and deposited in the Trust. Such Certificate Principal Balance shall be calculated without regard to the Certificates authenticated and delivered upon registration of, transfer of, or in exchange for other Certificates pursuant to Sections 5.3, 5.4 or 5.5 of the Base Trust Agreement. The Depositor may sell to the Trustee additional Term Assets on any date hereafter upon at least five (5) Business Days notice to the Trustee and upon (i) satisfaction of the Rating Agency Condition and (ii) delivery of an Opinion of Counsel to the effect that the sale of such additional Term Assets will not materially increase the likelihood that the Trust would fail to qualify as a grantor trust under the Code and, in any event, that the Trust will not fail to qualify as either a grantor trust or partnership (other than a publicly traded partnership treated as a corporation) under the Code. Each condition to be satisfied with respect to a sale of Term Assets on or prior to the Closing Date shall be satisfied with respect to a sale of additional Term Assets no later than the date of sale thereof, each representation and warranty set forth in the Agreement to be made on the Closing Date shall be made on such date of sale with respect to the additional Term Assets, and from and after such date of sale, all Term Assets held by the Trustee shall be held on the same terms and conditions. Upon such sale to the Trustee, the Trustee shall credit such additional Term Assets to the Certificate Account, and shall authenticate and deliver to the Depositor, or its order, the Certificates in a Certificate Principal Balance equal to 100% of the principal amount of such additional Term Assets. Any such additional Certificates authenticated and delivered shall rank pari passu with any Certificates previously issued in accordance with this Series Supplement. In addition, the notional amount of the Swap will be increased by an amount equal to 100% of the principal amount of Term Assets so sold to the Trust.

          Section 6. CURRENCY OF THE CERTIFICATES. All distributions on the Certificates will be made in the Specified Currency.

          Section 7. FORM OF SECURITIES. The Trustee shall execute and deliver the Certificates in the form of one or more global certificates registered in the name of DTC or its nominee.

          Section 8. CERTAIN PROVISIONS OF BASE TRUST AGREEMENT NOT APPLICABLE. The provisions of Sections 2.3, 3.2, 3.3, 3.4, 3.5, 3.6, 3.8, 3.10, 3.11, 3.12,
3.13, 5.16, 5.17, 6.1(c) through (e), 6.6 and 9.1 of the Base Trust Agreement and any other provision of the Base Trust Agreement which imposes obligations on, or creates rights in favor of, the Trustee or the Certificateholders as a result of or in connection with an "Event of Default" or "Administrative Agent Termination Event" shall be inapplicable with respect to the Certificates. In addition, there is no "Administrative Agent" specified herein, and all references to "Administrative Agent" in the Base Trust Agreement shall be inapplicable with respect to the Certificates.

          Section 9. DISTRIBUTIONS.

          (a) On each Scheduled Distribution Date prior to the occurrence of a Swap Termination Date, the Trustee shall distribute to the Certificateholders the Fixed Payment received by the Trustee from the Swap Counterparty on such Scheduled Distribution Date. On the Maturity Date, the Trustee shall distribute to the Certificateholders the pro rata share for the Certificates of a single payment of principal of $27,000,000 (or $1,000 per Certificate). If any payment with respect to the Trust Assets as described in this Section 9(a) is made to the Trustee after the Scheduled Distribution Date on which such payment was due, the Trustee shall distribute such amount received on the Business Day following such receipt.

          (b) On each Term Assets Payment Date prior to the occurrence of a Swap Termination Date, the Trustee shall distribute to the Swap Counterparty all Interest Collections received on the Term Assets.

          (c) If a Swap Termination Date occurs OTHER THAN as a result of a Term Assets Default and the Swap Calculation Agent determines in accordance with the Swap that a termination payment is owed by the Trust to the Swap Counterparty and that the market value of the Term Assets (excluding accrued interest thereon) is greater than the aggregate Certificate Principal Balance, then the Trustee shall sell the Term Assets and all other the Trust Assets other than the Swap and cash and shall distribute such proceeds in the following priority: (i) to the Certificateholders, an amount equal to the Redemption Price of the Certificates, then (ii) to the Swap Counterparty, the termination payment due under the Swap, and then (iii) to the Certificateholders, all other amounts held by the Trust.

          (d) If a Swap Termination Date occurs OTHER THAN as a result of a Term Assets Default and the Swap Calculation Agent determines in accordance with the Swap that a termination payment is owed by the Swap Counterparty to the Trust, then the Trustee shall distribute to Certificateholders all of the Term Assets (provided, that Certificateholders representing a majority of the voting rights on the Certificates will be entitled to direct the Trustee to sell the Term Assets and distribute the proceeds to Certificateholders, subject to the

Trustee's receipt of satisfactory indemnity), the termination payment received by the Trust from the Swap Counterparty, and all other Trust Assets.

          (e) If a Swap Termination Date occurs OTHER THAN as a result of a Term Assets Default and the Swap Calculation Agent determines in accordance with the Swap that a termination payment is owed by the Trust to the Swap Counterparty but the market value of the Term Assets (excluding accrued interest thereon) is not greater than the aggregate Certificate Principal Balance, then the Trustee shall distribute the Term Assets to the Certificateholders (provided, that Certificateholders representing a majority of the voting rights on the Certificates will be entitled to direct the Trustee to sell the Term Assets and distribute the proceeds to Certificateholders, subject to the Trustee's receipt of satisfactory indemnity) and will pay to the Swap Counterparty any assets remaining in the Trust after the distribution. No further termination payment will be due by either party under the Swap.

          (f) If a Swap Termination Date occurs as a result of a Term Assets Default, then the Trustee shall distribute (i) to the Certificateholders, all of the Term Assets; PROVIDED, that Certificateholders representing a majority of the voting rights on the Certificates will be entitled to direct the Trustee to sell the Term Assets and distribute the proceeds to Certificateholders, subject to the Trustee's receipt of satisfactory indemnity and (ii) to the Swap Counterparty, all other Trust Assets.

          (g) If the Term Assets are redeemed in whole or in part in accordance with their terms, the Trustee shall FIRST pay redemption proceeds (to the extent of funds available) to redeem Certificates, in an aggregate principal amount equal to the principal amount of the Term Assets to be redeemed, at their Redemption Price and SECOND distribute all remaining proceeds of the redemption of the Term Assets (and in the case of a redemption in whole, all remaining Trust Assets) to the Swap Counterparty. The Trustee shall give Certificateholders notice of any redemption of Certificates at least fifteen days before the redemption date.

          (h) If the Trustee is required to sell the Term Assets, the Trustee shall solicit bids for the sale of the Term Assets with settlement thereof on or before the third (3rd) Business Day after such sale from three leading dealers in the relevant market, one of whom shall be Citigroup Global Markets Inc. In addition to Citigroup Global Markets Inc., any of the following dealers shall be deemed to qualify as leading dealers: (1) Credit Suisse First Boston LLC, (2) Goldman, Sachs & Co., (3) Lehman Brothers Inc., (4) Merrill Lynch, Pierce, Fenner & Smith Incorporated and (5) UBS Securities LLC; PROVIDED, HOWEVER, that no bid from Citigroup Global Markets Inc. or any affiliate thereof shall be accepted unless such bid equals the then fair market value of such Term Assets. The Trustee shall not be responsible for the failure to obtain a bid so long as it has made reasonable efforts to obtain bids. If a bid for the sale of the Term Assets has been accepted by the Trustee but the sale has failed to settle on the proposed settlement date, the Trustee shall request new bids from such leading dealers.

          (i) Distributions to the Certificateholders on each Distribution Date will be made to the Certificateholders of record on the related Record Date.

          (j) All distributions to Certificateholders (including, without limitation, distributions of Term Assets pursuant to Sections 9(d), (e) or (f) and partial redemptions of

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


Certificates pursuant to Section 9(g)) shall be allocated pro rata among the Certificates based on their respective Certificate Principal Balances as of the related Record Date.

          (k) Notwithstanding any provision of the Agreement to the contrary, to the extent funds are available, the Trustee will initiate payment in immediately available funds by 10:00 A.M. (New York City time) on each Distribution Date of all amounts payable to each Certificateholder with respect to any Certificate held by such Certificateholder or its nominee (without the necessity for any presentation or surrender thereof or any notation of such payment thereon) in the manner and at the address as each Certificateholder may from time to time direct the Trustee in writing at least fifteen (15) days prior to such Distribution Date requesting that such payment will be so made and designating the bank account to which such payments shall be so made. The Trustee shall be entitled to rely on the last instruction delivered by the Certificateholder pursuant to this Section 9(k) unless a new instruction is delivered at least fifteen (15) days prior to a Distribution Date.

          (l) If the Term Assets Issuer ceases to file periodic reports under the Exchange Act and the Depositor determines in its sole discretion, after consultation with the Commission, that under applicable securities laws, rules or regulations, the Trust must be liquidated or the Term Assets distributed, then the Trustee shall liquidate or distribute in kind to the Certificateholders, as directed by the Depositor, any remaining Term Assets and distribute any proceeds thereof to the Certificateholders. The Trustee shall notify each Rating Agency of any such liquidation or distribution of the Trust.

          (m) The rights of the Certificateholders to receive distributions in respect of the Certificates, and all interests of the Certificateholders in such distributions, shall be as set forth in this Series Supplement. Notwithstanding anything in the Agreement to the contrary, to the extent there remains on deposit monies or property in the Trust after all required payments and distributions have been made in accordance with this Series Supplement (including without limitation this Section 9), such remaining monies or property shall be distributed to the Certificateholders on a pro rata basis based on the respective Certificate Principal Balances of the Certificates held on the date the final Periodic Payment was made on the Certificates. The Trustee shall in no way be responsible or liable to the Certificateholders nor shall any Certificateholder in any way be responsible or liable to any other Certificateholder in respect of amounts previously distributed on the Certificates based on their respective Certificate Principal Balances.

          (n) On August 1, 2004, the Trustee shall pay to the Swap Counterparty from the scheduled interest distributions received on the Term Assets on such date, the amount of the interest accrued on the Term Assets from the preceding payment date for the Term Assets to but not including the Closing Date, which amount equals $462,000. In the event such amounts are not received by the Trustee on such date or otherwise are insufficient to pay such amount of accrued interest to the Swap Counterparty, the Swap Counterparty shall have a claim for the unpaid portion of such amount and shall share with Certificateholders to the extent of such claim in the proceeds from the sale or recovery of the Term Assets.

          Section 10. TERMINATION OF TRUST. (a) The Trust shall terminate upon the occurrence of any Trust Termination Event.

          (b) Except for any reports and other information required to be provided to Certificateholders hereunder and under the Base Trust Agreement and except as otherwise specified herein and therein, the obligations of the Trustee will terminate upon the distribution to Certificateholders of all amounts required to be distributed to them and the disposition of all Term Assets held by the Trustee. The Trust shall thereupon terminate, except for surviving rights of indemnity.

          (c) Promptly after the Trustee has received notice of a Swap Termination Date, the Trustee shall provide notice to the Rating Agencies of such Swap Termination Date.

          Section 11. LIMITATION OF POWERS AND DUTIES. (a) The Trustee shall administer the Trust and the Term Assets solely as specified herein, in the Base Trust Agreement and, as long as the Swap shall be in effect, the Swap.

          (b) The Trust is constituted solely for the purpose of (i) acquiring and holding the Term Assets, (ii) issuing the Certificates, (iii) entering into and performing its obligations and enforcing its rights under the Base Trust Agreement, this Series Supplement and the Swap and (iv) taking the other actions required hereunder and under the Swap. The Trustee is not authorized to acquire any other investments or engage in any activities not authorized herein or in the Swap and, in particular, except to the extent expressly provided in the Agreement, the Trustee is not authorized (i) to sell, assign, transfer, exchange, pledge, set-off or otherwise dispose of any of the Term Assets, once acquired, or interests therein, including to Certificateholders, (ii) to merge or consolidate the Trust with any other entity, or (iii) to do anything that would materially increase the likelihood that the Trust will fail to qualify as a grantor trust for United States federal income tax purposes. In addition, the Trustee has no power to create, assume or incur indebtedness or other liabilities in the name of the Trust other than as contemplated herein and in the Base Trust Agreement.

          (c) The parties acknowledge that the Trustee, as the holder of the Term Assets, has the right to vote and give consents and waivers in respect of the Term Assets and enforce the other rights, if any, of a holder of the Term Assets, except as otherwise limited by the Base Trust Agreement or this Series Supplement. If the Trustee receives from the Term Assets Trustee, the Term Assets Issuer or, if applicable, the Depositary with respect to the Term Assets, a request for the Trustee's consent to any amendment, modification or waiver of the Term Assets, or any document relating thereto, or receives any other solicitation for any action with respect to the Term Assets, the Trustee shall within two (2) Business Days mail a notice of such proposed amendment, modification, waiver or solicitation to each Certificateholder of record as of the date of such request. The Trustee shall request instructions from the Certificateholders as to what action to take in response to such request and shall be protected in taking no action if no direction is received. Except as otherwise provided herein, the Trustee shall consent or vote, or refrain from consenting or voting, in the same proportion (based on the Certificate Principal Balances of the Certificates) as the Certificates were actually voted or not voted by the Holders thereof as of a date determined by the Trustee prior to the date such vote or consent is required; PROVIDED, HOWEVER, that, notwithstanding anything to the contrary in the Base Trust Agreement or this Series Supplement, the Trustee shall at no time vote in favor of or consent to any matter (i) which would alter the timing or amount of any payment on the Term Assets (including, without limitation, any demand to accelerate the Term Assets) or (ii) which would result in the exchange or substitution of any Term Asset whether or not pursuant to a plan for the refunding or refinancing of such Term Asset, except in each case with the unanimous consent of the Certificateholders, and subject to the requirement that such vote would not materially increase the likelihood that the Trust will fail to qualify as a grantor trust for federal income tax purposes, and, in any event, that the Trust will not fail to qualify as either a grantor trust or partnership (other than a publicly traded partnership treated as a corporation) under the Code, such determination to be based solely on an Opinion of Counsel. The Trustee shall not be obligated to follow any instruction that would cause the Trust to violate the terms of any agreement or other obligation to which the Trust is a party. The Trustee shall have no liability for any failure to act or to refrain from acting resulting from the Certificateholders' late return of, or failure to return, directions requested by the Trustee from the Certificateholders.

          (d) Notwithstanding any provision of the Agreement to the contrary, the Trustee may require from the Certificateholders, prior to taking any action at the direction of the Certificateholders, an indemnity agreement of a Certificateholder or any of its Affiliates to provide for security or indemnity against the costs, expenses and liabilities the Trustee may incur by reason of any such action. An unsecured indemnity agreement, if acceptable to the Trustee, shall be deemed to be sufficient to satisfy such security or indemnity requirement.

          (e) Notwithstanding any provision of the Agreement to the contrary, the Trustee shall act as the sole Authenticating Agent, Paying Agent and Certificate Registrar.

          Section 12. COMPENSATION OF TRUSTEE. Each of the Trustee and U.S. Bank National Association, as co-trustee (the "co-trustee"), shall be entitled to receive from the Depositor as compensation for its services hereunder, trustee's fees pursuant to a separate agreement among the Trustee, the co-trustee, and the Depositor, and shall be reimbursed for all reasonable expenses, disbursements and advances incurred or made by it (including the reasonable compensation, disbursements and expenses of its counsel and other persons not regularly in its employ). The Depositor shall indemnify and hold harmless each of the Trustee and the co-trustee, and its successors, assigns, agents and servants against any and all loss, liability or reasonable expense (including attorneys' fees) incurred by it in connection with the administration of this trust and the performance of its duties thereunder. The Trustee and the co-trustee shall notify the Depositor promptly of any claim for which they may seek indemnity. Failure by the Trustee or the co-trustee to so notify the Depositor shall not relieve the Depositor of its obligations hereunder. The Depositor need not reimburse any expense or indemnify against any loss, liability or expense incurred by the Trustee or the co-trustee through the Trustee's or the co-trustee's own willful misconduct, gross negligence or bad faith. The indemnities contained in this Section 12 shall survive the resignation or termination of the Trustee or the co-trustee, or the termination of this Agreement.

          Failure by the Depositor to pay, reimburse or indemnify the Trustee or the co-trustee shall not entitle the Trustee or the co-trustee to any payment, reimbursement or indemnification from the Trust, nor shall such failure release either the Trustee or the co-trustee from the duties it is required to perform under the Base Trust Agreement or the Swap. Any unpaid, unreimbursed or unindemnified amounts shall not be borne by the Trust and shall not constitute a claim against the Trust, but shall be borne by each of the Trustee and the co-trustee in its individual capacity, and the Trustee and the co-trustee shall have no recourse against the Trust with respect thereto.

          Section 13. MODIFICATION OR AMENDMENT. (a) The Trustee shall not enter into any modification or amendment of the Base Trust Agreement or this Series Supplement unless such modification or amendment is in accordance with Section
10.1 of the Base Trust Agreement. Pursuant to Section 5 of this Series Supplement, the Depositor may sell to the Trustee additional Term Assets from time to time without violation of this Section 13. Notwithstanding anything to the contrary contained in Section 10.1 of the Base Trust Agreement, the Base Trust Agreement or this Series Supplement may not be amended or modified for the purposes contained in items (v) through (viii) in Section 10.1 of the Base Trust Agreement unless the Trustee has received written confirmation from each Rating Agency that such amendment will not cause such Rating Agency to reduce or withdraw the then current rating thereof.

          (b) The Required Percentage--Amendment (as defined in the Base Trust Agreement) referenced in the second proviso of Section 10.1(b) of the Base Trust Agreement shall be 100%.

          (c) Subject to the terms of the Swap, the Swap may be amended by the Trustee and the Swap Counterparty without the consent of Certificateholders, provided, that if such amendment materially adversely affects the rights of the Certificateholders, such amendment shall require the consent of Certificateholders representing a majority of the Voting Rights on the Certificates.

          Section 14. ACCOUNTING. Notwithstanding Section 3.16 of the Base Trust Agreement, no such accounting reports shall be required. Pursuant to Section 4.2 of the Base Trust Agreement, the Trustee shall cause the statements to be prepared and forwarded as provided therein.

          Section 15. NO INVESTMENT OF AMOUNTS RECEIVED ON TERM ASSETS. Except as otherwise provided herein, all amounts received on or with respect to the Term Assets shall be held uninvested by the Trustee.

          Section 16. NO EVENT OF DEFAULT. There shall be no Events of Default defined with respect to the Certificates.

          Section 17. NOTICES. (a) All directions, demands and notices hereunder and under the Base Trust Agreement shall be in writing and shall be deemed to have been duly given when received if personally delivered or mailed by first class mail, postage prepaid or by express delivery service or by certified mail, return receipt requested or delivered in any other manner specified herein, (i) in the case of the Depositor, to Structured Products Corp., 388 Greenwich Street, 10th Floor, New York, New York 10013, Attention: Secretary, or such other address as may hereafter be furnished to the Trustee in writing by the Depositor, (ii) in the case of the Swap Counterparty, to Citigroup Financial Products Inc., 388 Greenwich Street, New York, New York 10013, Attention:
Director Derivative Operations, facsimile number (212) 994-0799, or such other address as may hereafter be furnished to the Trustee in writing by the Swap Counterparty, and (iii) in the case of the Trustee, to U.S. Bank Trust National Association, 100 Wall Street,

Suite 1600, New York, New York 10005, Attention: Corporate Trust, facsimile number (212) 809-5459, or such other address as may hereafter be furnished to the Depositor in writing by the Trustee.

          (b) For purposes of delivering notices to the Rating Agency under Section 10.7 of the Base Trust Agreement, or otherwise, such notices shall be mailed or delivered as provided in such Section 10.7, to: Synthetic CDO Surveillance, Structured Finance Ratings, Standard & Poor's Ratings Services, 55 Water Street, New York, New York 10041; and Moody's Investors Service, Inc., Structured Derivative Products, 99 Church Street, New York, New York 10007; or such other address as the Rating Agency may designate in writing to the parties hereto.

          (c) If a Term Assets Default occurs, the Trustee shall promptly give notice to the Depositary or, for any Certificates which are not then held by the Depositary or any other depository, directly to the registered holders of such Certificates. Such notice shall set forth (i) the identity of the Term Assets Issuer, (ii) the date and nature of such Term Assets Default, (iii) the amount of the interest or principal in default, (iv) the Certificates affected by the Term Assets Default, and (v) any other information which the Trustee may deem appropriate.

          (d) Notwithstanding any provisions of the Agreement to the contrary, the Trustee shall deliver all notices or reports required to be delivered by the Trustee to the Certificateholders without charge to such Certificateholders.

          Section 18. ACCESS TO CERTAIN DOCUMENTATION. Access to documentation regarding the Term Assets will be afforded without charge to any Certificateholder so requesting pursuant to Section 3.17 of the Base Trust Agreement. Additionally, the Trustee shall provide at the request of any Certificateholder without charge to such Certificateholder the name and address of each Certificateholder as recorded in the Certificate Register for purposes of contacting the other Certificateholders with respect to their rights hereunder or for the purposes of effecting purchases or sales of the Certificates.

          Section 19. ADVANCES. There is no Administrative Agent specified herein; hence no person (including the Trustee) shall be permitted or obligated to make Advances as described in Section 4.3 of the Base Trust Agreement.

          Section 20. RATIFICATION OF AGREEMENT. With respect to the Series issued hereby, the Base Trust Agreement (including the grant of a security interest in Section 10.8 of the Agreement with respect to the Term Assets conveyed hereunder), as supplemented by this Series Supplement, is in all respects ratified and confirmed, and the Base Trust Agreement as so supplemented by this Series Supplement shall be read, taken and construed as one and the same instrument. To the extent there is any inconsistency between the terms of the Base Trust Agreement and this Series Supplement, the terms of this Series Supplement shall govern.

          Section 21. COUNTERPARTS. This Series Supplement may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all of such counterparts shall together constitute but one and the same instrument.

          Section 22. GOVERNING LAW. This Series Supplement and each Certificate issued hereunder shall be governed by and construed in accordance with the laws of the State of New York applicable to agreements made and to be performed entirely therein without reference to such State's principles of conflicts of law to the extent that the application of the laws of another jurisdiction would be required thereby, and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws. The establishment and maintenance of the Certificate Account shall be governed by the law of the State of New York and the law of the State of New York is the securities intermediary's jurisdiction of the Securities Intermediary for purposes of the UCC.

          Section 23. ESTABLISHMENT OF CERTIFICATE ACCOUNT; TRUSTEE'S ENTITLEMENT ORDERS.

          (a) The Securities Intermediary and the Trustee hereby represent and warrant that:

          (i) The Certificate Account for the Trust is a "securities account" within the meaning of Section 8-501 of the UCC and is held only in the name of the Trustee on behalf of the Trust. The Securities Intermediary is acting in the capacity of a "securities intermediary" within the meaning of Section 8-102(a)(14) of the UCC;

          (ii) All Term Assets have been (A) delivered to the Securities Intermediary pursuant to the Agreement and (B) credited to the Certificate Account; and

          (iii) The Securities Intermediary shall treat the Trustee as entitled to exercise the rights that comprise any financial asset credited to the Certificate Account.

          (b) If at any time the Securities Intermediary shall receive any order from the Trustee directing the transfer or redemption of any Term Assets credited to the Certificate Account, the Securities Intermediary shall comply with such entitlement order without further consent by the Depositor or any other Person. The Securities Intermediary shall take all instructions (including without limitation all notifications and entitlement orders) with respect to the Certificate Account solely from the Trustee.

          Section 24. CERTIFICATE OF COMPLIANCE. The Depositor shall deliver to the Trustee on or prior to June 30 of each year prior to a Trust Termination Event the Officer's Certificate as to compliance as required by Section 6.1(b) of the Base Trust Agreement.

          Section 25. APPOINTMENT OF CO-TRUSTEE. The Depositor and the Trustee hereby appoint U.S. Bank National Association, a national banking association, as co-trustee under the Agreement. Any action required to be taken by the Trustee may be taken by U.S. Bank National Association, as co-trustee, in full satisfaction of the obligations of the Trustee. By its acceptance of this Series Supplement, U.S. Bank National Association hereby accepts its appointment as co-trustee under the Agreement.

          Section 26. STATEMENT OF INTENT. It is the intention of the parties hereto that, for purposes of federal income taxes, state and local income and franchise taxes and any other taxes imposed upon, measured by or based upon gross or net income, the Trust shall be treated as a grantor trust, but failing that, as a partnership (other than a publicly traded partnership treated as a corporation). The parties hereto agree that, unless otherwise required by appropriate tax authorities, the Trust shall file or cause to be filed annual or other necessary returns, reports and other forms consistent with such intended characterization. In the event that the Trust is characterized by appropriate tax authorities as a partnership for federal income tax purposes, each Certificateholder, by its acceptance of its Certificate, agrees to report its respective share of the items of income, deductions, and credits of the Trust on its respective returns (making such elections as to individual items as may be appropriate) in accordance with Treasury Regulations
Section 1.761-2(b) (the "761 Election") and in a manner consistent with the exclusion of the Trust from partnership tax accounting. The terms of the Agreement shall be interpreted to further these intentions of the parties. In mutual consideration for each Certificateholder's purchase of a Certificate, each such Certificateholder is deemed to agree not to delegate (for a period of more than one year) authority to purchase, sell to exchange its Certificate to any person.

          Each Certificateholder (and each beneficial owner of a Certificate) by acceptance of its Certificate (or its beneficial interest therein) agrees, unless otherwise required by appropriate tax authorities, to file its own tax returns and reports in a manner consistent with the characterization indicated above.

          Section 27. FILING OF PARTNERSHIP RETURNS. In the event that the Trust is characterized (by appropriate tax authorities) as a partnership for United States federal income tax purposes, and the 761 Election is ineffective, the Depositor agrees to reimburse the Trust for any expenses associated with the filing of partnership returns (or returns related thereto).

          Section 28. "FINANCIAL ASSETS" ELECTION. The Securities Intermediary hereby agrees that the Term Assets credited to the Certificate Account shall be treated as a "financial asset" within the meaning of Section 8-102(a)(9) of the UCC.

          Section 29. CONFLICT WITH OTHER AGREEMENTS. The Securities Intermediary hereby confirms and agrees that:

          (a) There are no other agreements entered into between the Securities Intermediary and the Depositor with respect to the Certificate Account. The Certificate Account and all property credited to the Certificate Account is not subject to, and the Securities Intermediary hereby waives, any lien, security interest, right of set off, or encumbrance in favor of the Securities Intermediary or any Person claiming though the Securities Intermediary (other than the Trustee);

          (b) It has not entered into, and until the termination of the Agreement will not enter into, any agreement with any other Person relating to the Certificate Account and/or any financial assets credited thereto pursuant to which it has agreed to comply with entitlement orders of any Person other than the Trustee; and

          (c) It has not entered into, and until the termination of the Agreement will not enter into, any agreement with any Person purporting to limit or condition the obligation of the Securities Intermediary to comply with entitlement orders as set forth in Section 23(b) hereof.

          Section 30. ADDITIONAL TRUSTEE AND SECURITIES INTERMEDIARY REPRESENTATIONS. The Trustee and the Securities Intermediary each hereby represents and warrants as follows:

          (a) The Trustee and the Securities Intermediary each maintains its books and records with respect to its securities accounts in the State of New York;

          (b) Except for the lien in favor of the Swap Counterparty, the Trustee and the Securities Intermediary each has not granted any lien on the Term Assets nor are the Term Assets subject to any lien on properties of the Trustee or the Securities Intermediary in its individual capacity; the Trustee and the Securities Intermediary each has no actual knowledge and has not received actual notice of any lien on the Term Assets (other than any liens of the Trustee in favor of the beneficiaries of the Trust Agreement); other than the interests of the Trustee and the Certificateholders, the books and records of the Trustee and the Securities Intermediary each do not identify any Person as having an interest in the Term Assets; and

          (c) The Trustee and the Securities Intermediary each makes no representation as to (i) the validity, legality, sufficiency or enforceability of any of the Term Assets or (ii) the collectability, insurability, effectiveness or suitability of any of the Term Assets.

          Section 31. ADDITIONAL DEPOSITOR REPRESENTATIONS. The Depositor hereby represents and warrants to the Trustee as follows:

          (a) Immediately prior to the sale of the Term Assets to the Trust, the Depositor owned and had good and marketable title to the Term Assets free and clear of any lien, claim or encumbrance of any Person.

          (b) The Depositor has received all consents and approvals required by the terms of the Term Assets to the sale to the Trustee of its interest and rights in the Term Assets as contemplated by the Trust Agreement; and

          (c) The Depositor has not assigned, pledged, sold, granted a security interest in or otherwise conveyed any interest in the Term Assets (or, if any such interest has been assigned, pledged or otherwise encumbered, it has been released), except such interests sold pursuant to the Trust Agreement. The Depositor has not authorized the filing of and is not aware of any financing statements against the Depositor that includes a description of the Term Assets, other than any such filings pursuant to the Trust Agreement. The Depositor is not aware of any judgment or tax lien filings against Depositor.

          Section 32. ADDITIONAL CERTIFICATEHOLDER DEEMED REPRESENTATIONS. Each Certificateholder (and each beneficial owner of a Certificate) will be deemed to have represented by its purchase and holding of the Certificate that, on each day from the date on which it acquires its interest in the Certificate through and including the date on which it disposes of its interest in the Certificate, it is not and it is not acting on behalf of or using the assets of (a) an employee benefit plan (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")) subject to ERISA, (b) a plan described in Section 4975(e)(1) of the Internal Revenue Code of 1986, as amended (the "Code"), subject to Section 4975 of the Code or (c) an entity whose underlying assets include plan assets by reason of a plan's investment in the entity.

          Section 33. REPORT TO CERTIFICATEHOLDERS. Section 4.2 of the Base Trust Agreement is hereby amended by deleting the following line from paragraph
(v): "the current rating assigned by the Rating Agency thereon."

IN WITNESS WHEREOF, the parties hereto have caused this Series Supplement to be executed by their respective duly authorized officers as of the date first above written.

                                           STRUCTURED PRODUCTS CORP.
                                           By:
                                              ---------------------------------
                                                    Authorized Signatory

                                           U.S. BANK TRUST NATIONAL ASSOCIATION,
                                           as Trustee


                                           By:
                                              ---------------------------------
                                                     Responsible Officer

                                           U.S. BANK TRUST NATIONAL ASSOCIATION,
                                           as Securities Intermediary



                                           By:
                                              ---------------------------------
                                                     Responsible Officer
ACCEPTED AND ACKNOWLEDGED BY:

U.S. BANK NATIONAL ASSOCIATION,
as Co-Trustee


By:
   ---------------------------------
          Responsible Officer

                                                                       EXHIBIT A


              IDENTIFICATION OF THE TERM ASSETS AS OF CLOSING DATE

Term Assets Issuer:                  Wyeth

Term Assets:                         5.50% Notes due February 1, 2014

Maturity Date:                       February 1, 2014

Original Principal Amount Issued:    $1,750,000,000

CUSIP No.:                           983024AE0

Stated Interest Rate:                5.50% per annum

Interest Payment Dates:              February 1 and August 1

Redemption:                          The Term Assets Issuer has the right to
                                     redeem the Term Assets, in whole or in
                                     part, at the option of the Term Assets
                                     Issuer, at any time or from time to time, at a redemption price equal to the greater of (i) 100% of the principal amount of the Term Assets to be redeemed on the date of redemption and (ii) the sum of the present values of the remaining scheduled payments of principal and interest thereon on the date of redemption (not including any portion of any payments of interest accrued to the date of redemption), discounted to the date of redemption on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at a certain treasury benchmark rate plus 0.25%, plus in each case, accrued and unpaid interest thereon to the date of redemption.

Principal Amount of Term Assets
Deposited Under Trust Agreement:     $27,000,000

The Term Assets will be held by the Trustee as security entitlements credited to an account of the Trustee or its agent at The Depository Trust Company, New York, New York ("DTC").

                                                                       EXHIBIT B



                  TERMS OF THE CERTIFICATES AS OF CLOSING DATE

Maximum Number of Certificates       27,000

Aggregate Principal Amount
   of Certificates:                  $27,000,000

Authorized Denomination:             $1,000 and integral multiples thereof

Rating Agencies:                     Standard & Poor's Ratings Services,
                                     and Moody's Investors Service, Inc.

Closing Date:                        April 8, 2004

Distribution Dates:                  Any Scheduled Distribution Date, the
                                     Maturity Date or any Term Assets Default
                                     Distribution Date.

Interest Rate:                       Indexed Distribution Rate

Maturity Date:                       February 1, 2014

Record Date:                         With respect to any Distribution Date, the
                                     day immediately preceding such Distribution
                                     Date.

Trustee's Fees:                      The Trustee's fees shall be payable by the
                                     Depositor pursuant to a separate fee
                                     agreement between the Trustee and the
                                     Depositor.

Initial Certificate Registrar:       U.S. Bank Trust National Association

Corporate Trust Office:              U.S. Bank Trust National Association
                                     100 Wall Street, Suite 1600
                                     New York, New York  10005
                                     Attention:  Corporate Trust Department,
                                     Regarding TIERS(R) Inflation-Linked Trust
                                     2004-21

                                                                       EXHIBIT C



                               FORM OF CERTIFICATE

THIS CERTIFICATE REPRESENTS AN UNDIVIDED INTEREST IN THE TRUST AND DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, AND IS NOT GUARANTEED BY THE DEPOSITOR OR THE TRUSTEE OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE TRUST ASSETS ARE INSURED OR GUARANTEED BY ANY GOVERNMENTAL AGENCY OR ANY OTHER PERSON.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC") OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

CERTIFICATE NUMBER:                                                 Certificates
CUSIP:                                              Certificate Principal Amount

                  TIERS(R) INFLATION-LINKED TRUST CERTIFICATES

     evidencing an undivided interest in the Trust, as defined below, the assets of which include 5.50% Notes due February 1, 2014, issued by Wyeth.

     This Certificate does not represent an interest in or obligation of the Depositor or any of its affiliates.

     THIS CERTIFIES THAT Cede & Co. is the registered owner of a nonassessable, fully-paid, fractional undivided interest in TIERS(R) Inflation-Linked Trust 2004-21 (the "Trust") formed by Structured Products Corp., as depositor (the "Depositor").

     The Trust was created pursuant to a Base Trust Agreement, dated as of December 15, 2000 (as amended and supplemented, the "Agreement"), between the Depositor and U.S. Bank Trust National Association, a national banking association, not in its individual capacity but solely as Trustee (the "Trustee"), as supplemented by the Series Wyeth 2004-21 Supplement, dated as of April 8, 2004 (the "Series Supplement" and, together with the Agreement, the "Trust Agreement"), between the Depositor and the Trustee. This Certificate does not purport to summarize the Trust Agreement and reference is hereby made to the Trust Agreement for information with respect to the interests, rights, benefits, obligations, proceeds and duties

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


evidenced hereby and the rights, duties and obligations of the Trustee with respect hereto. A copy of the Trust Agreement may be obtained from the Trustee by written request sent to the Corporate Trust Office. Capitalized terms used but not defined herein have the meanings assigned to them in the Trust Agreement.

     This Certificate is one of the duly authorized Certificates designated as "TIERS(R) Inflation-Linked Trust Certificates, Series Wyeth 2004-21" (herein called the "Certificates"). This Certificate is issued under and is subject to the terms, provisions and conditions of the Trust Agreement, to which Trust Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound. The assets of the Trust include the Term Assets, the rights of the Trust under the Swap and the Guarantee and all proceeds of the Term Assets. Additional Term Assets may be sold to the Trustee and additional Certificates may be authenticated and delivered from time to time as provided in the Trust Agreement, which additional Certificates shall rank pari passu with all other Certificates issued in accordance with the Series Supplement.

     Under the Trust Agreement, there shall be distributed on the dates specified in the Trust Agreement (a "Distribution Date"), to the person in whose name this Certificate is registered at the close of business on the related Record Date, such Certificateholder's fractional undivided interest in the amount of distributions of the Trust Assets to be distributed to Certificateholders on such Distribution Date.

     The distributions in respect of this Certificate are payable in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts as set forth in the Series Trust Agreement.

     It is the intent of the Depositor and the Certificateholders that the Trust will be classified as a grantor trust under subpart E, Part I of subchapter J of the Internal Revenue Code of 1986, as amended, and failing that, as a partnership (other than a publicly traded partnership treated as a corporation). In the event that the Trust is characterized by appropriate tax authorities as a partnership for federal income tax purposes, each Certificateholder, by its acceptance of its Certificate, agrees to report its respective share of the items of income, deductions, and credits of the Trust on its respective returns (making such elections as to individual items as may be appropriate) in accordance with Treasury Regulations Section 1.761-2(b) (i.e., in a manner consistent with the exclusion of the Trust from partnership tax accounting). In mutual consideration for each Certificateholder's purchase of a Certificate, each such Certificateholder is deemed to agree not to delegate (for a period of more than one year) authority to purchase, sell or exchange its Certificate to any person. Except as otherwise required by appropriate taxing authorities, the Depositor and the Trustee, by executing the Trust Agreement, and each Certificateholder, by acceptance of a Certificate, agrees to treat, and to take no action inconsistent with such intentions and the provisions of the Trust Agreement shall be interpreted to further these intentions of the parties.

     Each Certificateholder, by its acceptance of a Certificate, covenants and agrees that such Certificateholder shall not, prior to the date which is one year and one day after the termination of the Trust Agreement, acquiesce, petition or otherwise invoke or cause the Depositor to invoke the process of any court or governmental authority for the purpose of commencing or sustaining

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a case against the Depositor under any federal or state bankruptcy, insolvency, reorganization or similar law or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of the Depositor or any substantial part of its property, or ordering the winding up or liquidation of the affairs of the Depositor.

     The Trust Agreement permits the amendment thereof, in certain circumstances, without the consent of the Holders of any of the Certificates.

     Unless the certificate of authentication hereon shall have been executed by an authorized officer of the Trustee by manual signature, this Certificate shall not entitle the Holder hereof to any benefit under the Trust Agreement or be valid for any purpose.

     A copy of the Trust Agreement is available upon request and all of its terms and conditions are hereby incorporated by reference and made a part hereof.

     THIS CERTIFICATE SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

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


     IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed by its manual or facsimile signature.

                                       U.S. BANK TRUST NATIONAL
                                       ASSOCIATION, not in its individual
                                       capacity but solely as Trustee and
                                       Authenticating Agent

                                       By:
                                          --------------------------------------
                                                    Authorized Signatory


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